Exhibit 99.1

Cantaloupe, Inc. Reports Third Quarter Fiscal Year 2021 Results
MALVERN, Pa – May 6, 2021 -- Cantaloupe, Inc., (NASDAQ:CTLP) (“CTLP” or the “Company”), a digital payments and software services company that provides end-to-end technology solutions for the unattended retail market, today reported results for the fiscal year 2021 third quarter.
“We are pleased with our financial results for the third fiscal quarter, which improved sequentially as schools and other organizations across the country continue to re-open. During the quarter we also made great progress on our strategic initiatives by driving sustainable organic growth through deepening existing relationships and winning new customers,” said Sean Feeney, chief executive officer, Cantaloupe, Inc. “One year into leading this incredible company, I am proud of the progress we’ve made at the Company. The successful rebrand to Cantaloupe has re-energized us as we emerge from the pandemic and set forth on a path to growth and future successes, as we help the world buy it and go.”
Financial Highlights:
•	Revenue of $42.8 million, an increase of 11.7% versus second quarter 2021, and a decrease of 0.8% year over year
o	License and transaction fee revenue of $34.7 million, an increase of 4.4% versus second quarter 2021 and a decrease of 0.8% year-over-year and
o	Equipment revenue of $8.1 million, an increase of 59.2% over second quarter 2021 and a decrease of 0.8% year over year
•
Active devices, defined as devices that have communicated or transacted with the Company in the last 12 months, totaled 1.08 million at the end of the third quarter of 2021 compared to 1.05 million at the end of the third quarter of 2020, an increase of approximately 30,000 Active devices, or 3%

•
Active customers, defined as customers that have at least one active device, totaled 18,763 at the end of the third quarter of 2021 compared to 16,808 at the end of the third quarter of 2020, an increase of 1,955 Active Customers, or 12%

•	Gross margin of 29.7% compared with 25.5% in the prior year period
•
Operating loss of $2.0 million for the quarter ended March 31, 2021 compared to operating loss of $10.2 million in the prior year period, driven primarily by a $6.5 million reduction in operating expenses

•	GAAP Net loss applicable to common shares of $2.2 million, or $0.03 per basic share compared to net loss applicable to common shares of $9.6 million, or $0.15 per basic share in the prior year period
•	Adjusted EBITDA[1] of $2.2 million compared to $(3.9) million in the prior year period
•	Raised $55 million of aggregate gross proceeds from institutional accredited investors through a private placement transaction
•	Ended the quarter with $88.6 million in cash and cash equivalents compared to $31.7 million as of June 30, 2020
Operational Highlights:
•	Renewed Small Ticket Incentive Agreement with Visa U.S.A. Inc.
•	Experienced increased momentum in customers converting from 2G/3G to 4G LTE devices
•	Upgraded and expanded the ePort product family to accept EMV contact and contactless payments
•	Launched next generation of Seed Cashless+ tailored to small and medium businesses (SMBs) in the channel
•	Announced eCommerce integration for Office Coffee Service (“OCS”) and Delivery Services
•	In April, USA Technologies, Inc. officially launched as Cantaloupe, Inc. (Nasdaq: CTLP), celebrating its rebranding under a new name and ticker
Fiscal Year 2021 Outlook:
For full fiscal year 2021, the Company is reiterating the following:
•	Revenue to be between $163 million and $171 million

1 Adjusted earnings before income taxes, depreciation, and amortization (“Adjusted EBITDA”) is a non-GAAP measurement. See Reconciliations of Non-GAAP Measures for a reconciliation of Adjusted EBITDA to net loss.

•	GAAP Net loss applicable to common shares to be between $17 million and $21 million
•	Adjusted EBITDA[2] to be between $1 million and $4 million
Webcast and Conference Call
Cantaloupe, Inc. will host a conference call and webcast at 4:30 p.m. Eastern Time today. To participate in the conference call, please dial +1 (866) 393-1608 approximately 10 minutes prior to the call. International callers should dial +1 (224) 357-2194. Please reference conference ID # 4396162.  A live webcast of the conference call will be available at https://cantaloupeinc.gcs-web.com/events-and-presentations. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.
A telephone replay of the conference call will be available from 7:30 p.m. Eastern Time on May 6, 2021 until 7:30 p.m. Eastern Time on May 9, 2021 and may be accessed by calling +1 (855) 859-2056 (domestic dial-in) or +1 (404) 537-3406 (international dial-in) and reference conference ID # 4396162.
An archived replay of the conference call will also be available in the investor relations section of the company's website.
About Cantaloupe, Inc.
Cantaloupe, Inc. is a software and payments company that provides end-to-end technology solutions for the unattended retail market. Cantaloupe is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.
Discussion of Non-GAAP Financial Measures:
This press release contains discussion of adjusted EBITDA, a non-GAAP financial measure which is not required or defined under GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below on Page 7.
We use these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.
We define Adjusted EBITDA as U.S. GAAP net loss before (i) interest income, (ii) interest expense on debt and reserves, (iii) income taxes, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, and (vii) non-recurring fees and charges that were incurred in connection with the 2019 Investigation and financial statement restatement activities as well as proxy solicitation costs (viii) changes in the fair value of the embedded derivative relating to the 2020 Antara Term Facility that was bifurcated and recognized at fair value.
We have excluded stock-based compensation, as it does not reflect our cash-based operations. We have excluded the professional fees incurred in connection with the non-recurring costs and expenses related to the 2019

2 Adjusted earnings before income taxes, depreciation, and amortization (“Adjusted EBITDA”) is a non-GAAP measurement. See Reconciliations of Non-GAAP Measures for a reconciliation of Adjusted EBITDA to net loss.

Investigation, financial statement restatement activities, and proxy solicitation costs because we believe that they represent charges that are not related to our operations. Consistent with the exclusion of debt interest expense from EBITDA, the debt-related derivative gain recorded for the quarter ended March 31, 2020 was also excluded from adjusted EBITDA.
Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by Cantaloupe of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on Cantaloupe’s operations, financial condition and the demand for Cantaloupe’s products and services; the ability of Cantaloupe to predict or estimate its future quarterly or annual revenue and expenses given the developing and unpredictable market for its products; the ability of Cantaloupe to retain key customers from whom a significant portion of its revenues is derived; the ability of Cantaloupe to compete with its competitors to obtain market share; the ability of Cantaloupe to make available and successfully upgrade current customers to new standards and protocols; whether Cantaloupe's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by Cantaloupe; disruptions to our systems, breaches in the security of transactions involving our products or services, or failure of our processing systems; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2020 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020 and December 31, 2020. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.
-- F-CTLP
Media and Investor Relations Contact:
Alicia V. Nieva-Woodgate
Cantaloupe, Inc.
+1 720.445.4220
anievawoodgate@cantaloupe.com
Investor Relations:
ICR, Inc.
cantaloupeIR@icrinc.com

Cantaloupe, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands, except share data)	March 31, 2021	June 30, 2020

Assets
Current assets:
Cash and cash equivalents	$88,562	$31,713
Accounts receivable, net	23,124	17,273
Finance receivables, net	7,050	7,468
Inventory, net	6,064	9,128
Prepaid expenses and other current assets	2,977	1,782
Total current assets	127,777	67,364

Non-current assets:
Finance receivables due after one year	11,123	11,213
Property and equipment, net	5,598	7,872
Operating lease right-of-use assets	4,570	5,603
Intangibles, net	20,747	23,033
Goodwill	63,945	63,945
Other assets	2,148	1,993
Total non-current assets	108,131	113,659

Total assets	$235,908	$181,023

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$34,761	$27,058
Accrued expenses	28,676	30,265
Current obligations under long-term debt	3,746	3,328
Deferred revenue	1,670	1,698
Total current liabilities	68,853	62,349

Long-term liabilities:
Deferred income taxes	153	137
Long-term debt, less current portion	13,798	12,435
Operating lease liabilities, non-current	3,947	4,749
Total long-term liabilities	17,898	17,321

Total liabilities	86,751	79,670
Commitments and contingencies (Note 13)
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $21,446 and $20,779 at March 31, 2021 and June 30, 2020, respectively	3,138	3,138
Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized	—	—
Common stock, no par value, 640,000,000 shares authorized, 71,081,313 and 65,196,882 shares issued and outstanding at March 31, 2021 and June 30, 2020, respectively	460,059	401,240
Accumulated deficit	(314,040)	(303,025)
Total shareholders’ equity	146,019	98,215
Total liabilities, convertible preferred stock and shareholders’ equity	$235,908	$181,023

Cantaloupe, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
	Three months ended		Nine months ended
	March 31,		March 31,
($ in thousands, except per share data)	2021	2020	2021	2020
Revenue:
License and transaction fees	$34,686	$34,961	$101,008	$105,324
Equipment sales	8,074	8,137	16,913	25,184
Total revenue	42,760	43,098	117,921	130,508

Cost of sales:
Cost of license and transaction fees	20,463	22,244	60,415	66,912
Cost of equipment sales	9,593	9,856	18,262	28,420
Total cost of sales	30,056	32,100	78,677	95,332

Gross profit	12,704	10,998	39,244	35,176

Operating expenses:
Selling, general and administrative	13,731	15,888	44,371	47,230
Investigation, proxy solicitation and restatement expenses	—	4,181	—	13,949
Depreciation and amortization	991	1,107	3,111	3,209
Total operating expenses	14,722	21,176	47,482	64,388

Operating loss	(2,018)	(10,178)	(8,238)	(29,212)

Other income (expense):
Interest income	302	411	978	988
Interest expense	(88)	(683)	(3,970)	(1,981)
Change in fair value of derivative	—	1,070	—	1,070
Total other income (expense), net	214	798	(2,992)	77

Loss before income taxes	(1,804)	(9,380)	(11,230)	(29,135)
Provision for income taxes	(44)	85	(133)	(46)

Net loss	(1,848)	(9,295)	(11,363)	(29,181)
Preferred dividends	(334)	(334)	(668)	(668)
Net loss applicable to common shares	$(2,182)	$(9,629)	$(12,031)	$(29,849)
Net loss per common share
Basic	$(0.03)	$(0.15)	$(0.18)	$(0.48)
Diluted	$(0.03)	$(0.15)	$(0.18)	$(0.48)
Weighted average number of common shares outstanding
Basic	67,112,511	64,096,778	65,617,458	62,591,947
Diluted	67,112,511	64,096,778	65,617,458	62,591,947

Cantaloupe, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine months ended
	March 31,
($ in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(11,363)	$(29,181)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	6,366	2,453
Amortization of debt discount and issuance costs	2,696	1,040
Provision for expected losses	459	1,400
Provision for inventory reserve	768	(434)
Depreciation and amortization included in operating expenses	3,111	3,209
Depreciation included in cost of sales for rental equipment	1,055	1,984
Change in fair value of derivative	—	(1,070)
Property and equipment write-off	1,658	—
Other	1,192	1,501
Changes in operating assets and liabilities:
Accounts receivable	(5,204)	2,088
Finance receivables	(252)	(113)
Inventory	2,297	2,204
Prepaid expenses and other assets	(1,343)	(1,045)
Accounts payable and accrued expenses	7,218	(500)
Operating lease liabilities	(795)	(1,102)
Deferred revenue	(28)	(60)
Net cash provided by (used in) operating activities	7,835	(17,626)

Cash flows from investing activities:
Purchase of property and equipment	(1,281)	(1,711)
Proceeds from sale of property and equipment	12	33
Net cash used in investing activities	(1,269)	(1,678)

Cash flows from financing activities:
Proceeds from long-term debt issuance by Antara, net of issuance costs paid to Antara	—	14,248
Payment of third-party debt issuance costs	—	(1,980)
Proceeds from (repayments of) Revolving Credit Facility	—	(10,000)
Proceeds from long-term debt issuance by JPMorgan Chase Bank, N.A., net of debt issuance costs	14,550	—
Repayment of long-term debt	(15,554)	(2,413)
Proceeds from equity issuance by Antara, net of issuance costs paid to Antara	—	17,879
Proceeds from private placement	55,008	—
Payment of equity issuance costs	(2,598)	—
Proceeds from exercise of common stock options	77	—
Payment of Antara prepayment penalty and commitment termination fee	(1,200)	—
Net cash used provided by financing activities	50,283	17,734

Net increase (decrease) in cash and cash equivalents	56,849	(1,570)
Cash and cash equivalents at beginning of year	31,713	27,464
Cash and cash equivalents at end of period	$88,562	$25,894

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA
(Unaudited)

	Three months ended March 31,
($ in thousands)	2021	2020
U.S. GAAP net loss	$(1,848)	$(9,295)
Less: interest income	(302)	(411)
Plus: interest expense	88	683
Plus: income tax provision	44	(85)
Plus: depreciation expense included in cost of sales for rentals	2	593
Plus: depreciation and amortization expense in operating expenses	991	1,107
EBITDA	(1,025)	(7,408)
Plus: stock-based compensation (a)	3,216	421
Plus: investigation, proxy solicitation and restatement expenses (b)	—	4,181
Less: change in fair value of derivative (c)	—	(1,070)
Adjustments to EBITDA	3,216	3,532
Adjusted EBITDA	$2,191	$(3,876)

(a)	As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b)
As an adjustment to EBITDA, we have excluded the professional fees incurred in connection with the non-recurring costs and expenses related to the 2019 Investigation, financial statement restatement activities, and proxy solicitation costs.

(c)	Consistent with the exclusion of debt interest expense from EBITDA, the debt-related derivative gain recorded for the quarter ended March 31, 2020 was also excluded from adjusted EBITDA.